Exhibit No. 10(4)









                      CUSTODY AND TRANSFER AGENCY AGREEMENT

                                     between

                            BELPORT CAPITAL FUND LLC

                                       and

                         INVESTORS BANK & TRUST COMPANY



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                                TABLE OF CONTENTS


1.    Definitions..............................................................1
2.    Employment of Custodian and Property to be Held by It....................3
3.    Duties of the Custodian with Respect to Property of the Fund.............3
4.    Duties of Bank with Respect to Books of Account and Calculations of
       Net Asset Value........................................................16
5.    Records and Miscellaneous Duties........................................16
6.    Opinion of Fund's Independent Public Accountants........................17
7.    Persons Having Access to Assets of the Fund.............................17
8.    Terms of Appointment and Duties of the Bank as Transfer Agent...........17
9.    Sale of Fund Shares.....................................................19
10.   Redemption Procedures...................................................19
11.   Distributions...........................................................20
12.   Taxes...................................................................20
13.   Books and Records.......................................................20
14.   Fees and Expenses.......................................................21
15.   Representations and Warranties of the Bank..............................22
16.   Representations and Warranties of the Fund..............................22
17.   Indemnification.........................................................23
18.   Covenants of the Fund...................................................23
19.   Termination of Agreement................................................25
20.   Assignment..............................................................25
21.   Amendment...............................................................26
22.   Merger of Agreement and Severability....................................26
23.   Limitation of Liability of the Manager and Shareholders.................26
24.   Interpretive and Additional Provisions..................................26
25.   Notices.................................................................26
26.   Massachusetts Law to Apply..............................................27

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                                      -1-


                      CUSTODY AND TRANSFER AGENCY AGREEMENT

     This Agreement dated as of December 5, 2000 is made between Belport Capital Fund LLC, a Delaware limited liability company (hereinafter called "Fund") , and Investors Bank & Trust Company (hereinafter called "Bank", "Custodian" and "Agent"), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts.

     Whereas, the Fund has appointed the Bank to act as Custodian of its property and as its transfer agent and to perform certain duties as its Agent, as more fully hereinafter set forth; and

     Whereas, the Bank is willing and able to act as the Fund's Custodian, Transfer Agent and Agent, subject to and in accordance with the provisions hereof;

     Now, therefore, in consideration of the premises and of the mutual covenants and agreements herein contained, the Fund and the Bank agree as follows:

1.   Definitions
     -----------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     (a) "Manager" shall mean Eaton Vance Management, or any successor Manager of the Fund.

     (b) "The Depository Trust Company" is a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Fund by the Manager.

     (c) "Participants Trust Company" is a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and which has been specifically approved as a securities depository for the Fund by the Manager.

     (d) "Approved Clearing Agency" shall mean any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository but only if the Custodian has received written instructions from the Manager approving such clearing agency as a securities depository for the Fund.

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                                      -2-

     (e) "Federal Book-Entry System" shall mean the book-entry system referred to in Rule 17f-4(b) under the Investment Company Act of 1940 for United States and federal agency securities (i.e., as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, and the book-entry regulations of federal agencies substantially in the form of Subpart O).

     (f) "Approved Foreign Securities Depository" shall mean a foreign securities depository or clearing agency referred to in rule 17f-4 under the Investment Company Act of 1940 for foreign securities but only if the Custodian has received written instructions from the Manager approving such depository or clearing agency as a foreign securities depository for the Fund.

     (g) "Approved Book-Entry System for Commercial Paper" shall mean a system maintained by the Custodian or by a subcustodian employed pursuant to Section 2 hereof for the holding of commercial paper in book-entry form but only if the Custodian has received written instructions from the Manager approving the participation by the Fund in such system.

     (h) The Custodian shall be deemed to have received "proper instructions" in respect of any of the matters referred to in this Agreement upon receipt of written or facsimile instructions signed by the Manager or such one or more person or persons as the Manager shall have from time to time authorized to give the particular class of instructions in question. Electronic instructions for the purchase and sale of securities which are transmitted by the Manager to the Custodian through the Eaton Vance equity trading system and the Eaton Vance fixed income trading system shall be deemed to be proper instructions; the Fund shall cause all such instructions to be confirmed in writing. Different persons may be authorized to give instructions for different purposes. Written instructions of the Manager may be received and accepted by the Custodian as conclusive evidence of the authority of any such person to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms and, where appropriate, may be standing instructions. Unless the instructions delegating authority to any person or persons to give a particular class of instructions specifically requires that the approval of any person, persons or committee shall first have been obtained before the Custodian may act on instructions of that class, the Custodian shall be under no obligation to question the right of the person or persons giving such instructions in so doing. Oral instructions will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian. Upon receipt of written instructions from the Manager as to the authorization by the Fund accompanied by a detailed description of the communication procedures approved by the Fund, "proper instructions" may also include communications effected directly between electromechanical or electronic devices provided that the Fund and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets. In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, the Custodian may take cognizance of the provisions of the governing documents and the Private Placement Memorandum of the Fund as the same may from time to time be in effect (and votes, resolutions, authorizations or proceedings

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                                      -3-

of the Fund or the Manager), but, nevertheless, except as otherwise expressly provided herein, the Custodian may assume unless and until notified in writing to the contrary that so-called proper instructions received by it are not in conflict with or in any way contrary to any provisions of such governing documents and Private Placement Memorandum, or votes, resolutions, authorizations or proceedings of the Fund or the Manager.

     (i) "Private Placement Memorandum" shall mean the Private Placement Memorandum of the Fund dated as of December 5, 2000, as amended from time to time.

2.   Employment of Custodian and Property to be Held by It
     -----------------------------------------------------

     The Fund hereby appoints and employs the Bank as its Custodian and Agent in accordance with and subject to the provisions hereof, and the Bank hereby accepts such appointment and employment. The Fund agrees to deliver to the Custodian all securities, participation interests, cash and other assets owned by it, and all payments of income, payments of principal and capital distributions and adjustments received by it with respect to all securities and participation interests owned by the Fund from time to time, and the securities or other consideration received by it for such new limited liability company interests ("Shares") of the Fund as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Fund held by the Fund and not delivered by the Fund to the Custodian. The Fund will also deliver to the Bank from time to time copies of its currently effective limited liability company agreement and, if any, by-laws, together with such authorizations and other proceedings of the Fund as may be necessary for or convenient to the Bank in the performance of its duties hereunder.

     The Custodian may from time to time employ one or more subcustodians to perform such acts and services upon such terms and conditions as shall be approved from time to time by the Manager. Any such subcustodian so employed by the Custodian shall be deemed to be the agent of the Custodian, and the Custodian shall remain primarily responsible for the securities, participation interests, money and other property of the Fund held by such subcustodian. For the purposes of this Agreement, any property of the Fund held by any such subcustodian (domestic or foreign) shall be deemed to be held by the Custodian under the terms of this Agreement.

3.   Duties of the Custodian with Respect to Property of the Fund
     ------------------------------------------------------------

     A. SAFEKEEPING AND HOLDING OF PROPERTY The Custodian shall keep safely all property of the Fund and on behalf of the Fund shall from time to time receive delivery of Fund property for safekeeping. The Custodian shall hold, earmark and segregate on its books and records for the account of the Fund all property of the Fund, including all securities, participation interests and other assets of the Fund (1) physically held by the Custodian, (2) held by any subcustodian referred to in Section 2 hereof or by any agent referred to in Paragraph K hereof, (3) held by or maintained in The Depository Trust Company or in Participants Trust Company or in an Approved Clearing Agency or in the Federal Book-Entry System or in an Approved Foreign Securities Depository, each of which from time to time is referred to herein as a "Securities System," and (4) held by the Custodian or by any subcustodian referred to in Section 2 hereof and maintained in any Approved Book-Entry System for Commercial Paper.

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                                       -4-

     B. DELIVERY OF SECURITIES The Custodian shall release and deliver securities or participation interests owned by the Fund held (or deemed to be held) by the Custodian or maintained in a Securities System account or in an Approved Book-Entry System for Commercial Paper account only upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1. Upon sale of such securities or participation interests for the account of the Fund, but only against receipt of payment therefor; if delivery is made in Boston or New York City, payment therefor shall be made in accordance with generally accepted clearing house procedures or by use of Federal Reserve Wire System procedures; if delivery is made elsewhere payment therefor shall be in accordance with then current "street delivery" custom or in accordance with such procedures agreed to in writing from time to time by the parties hereto; if the sale is effected through a Securities System, delivery and payment therefor shall be made in accordance with the provisions of Paragraph L hereof; if the sale of commercial paper is to be effected through an Approved Book-Entry System for Commercial Paper, delivery and payment therefor shall be made in accordance with the provisions of Paragraph M hereof; if the securities are to be sold outside the United States, delivery may be made in accordance with procedures agreed to in writing from time to time by the parties hereto; for the purposes of this subparagraph, the term "sale" shall include the disposition of a portfolio security (i) upon the exercise of an option written by the Fund and (ii) upon the failure by the Fund to make a successful bid with respect to a portfolio security, the continued holding of which is contingent upon the making of such a bid;

     2. Upon the receipt of payment in connection with any repurchase agreement or reverse repurchase agreement relating to such securities and entered into by the Fund;

     3. To the depository agent in connection with tender or other similar offers for portfolio securities of the Fund;

     4. To the issuer thereof or its agent when such securities or participation interests are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the custodian or any subcustodian employed pursuant to Section 2 hereof;

     5. To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee of the Custodian or into the name or nominee name of any agent appointed pursuant to Paragraph K hereof or into the name or nominee name of any subcustodian employed pursuant to Section 2 hereof; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities or participation interests are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

     6. To the broker selling the same for examination in accordance with the "street delivery" custom; provided that the Custodian shall adopt such procedures as the Fund from time to time shall approve to ensure their prompt return to the Custodian by the broker in the event the broker elects not to accept them;

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                                      -5-

     7. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion of such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

     8. In the case of warrants, rights or similar securities, the surrender thereof in connection with the exercise of such warrants, rights or similar securities, or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian or any subcustodian employed pursuant to Section 2 hereof;

     9. For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities; except that in connection with any securities loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of Treasury, the Custodian will not be held liable or responsible for the delivery of securities loaned by the Fund prior to the receipt of such collateral;

     10. For delivery as security in connection with any borrowings by the Fund requiring a pledge or hypothecation of assets by the Fund, provided, that the securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for that purpose; upon receipt of proper instructions, the Custodian may pay any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan. In connection with its organization, the Fund expects to obtain non-recourse loans from a lender (the "Lead Lender") or group of lenders pursuant to a Credit Agreement, and it will be a condition to the obligation of such lenders to make their respective loans that the Fund shall have executed and delivered the Loan Documents as defined in said Credit Agreement and granted to the Lead Lender for the ratable benefit of the lenders a security interest in the Collateral described in said Loan Documents. It is understood that the Custodian shall, under the direction of and as agent for the Lead Lender under said Loan Documents, have dominion and control over said Collateral, and that the Lead Lender will authorize and direct the Custodian, at all times prior to delivery by the Lead Lender to the Custodian of a notice of an Event of Default as described in the Loan Documents, to deal with said Collateral as directed by the Fund and as provided in this Agreement;

     11. When required for delivery in connection with any redemption of Shares of the Fund in accordance with the provisions of Paragraph J hereof;

     12. For delivery in accordance with the provisions of any agreement between the Custodian (or a subcustodian employed pursuant to Section 2 hereof) and a broker-dealer registered under the Securities Exchange Act of 1934 and, if necessary, the Fund, relating to compliance with the rules of The Options Clearing Corporation or of any registered

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                                      -6-

          national securities exchange, or of any similar organization or organizations, regarding deposit or escrow or other arrangements in connection with options transactions by the Fund;

     13. For delivery in accordance with the provisions of any agreement among the Fund, the Custodian (or a subcustodian employed pursuant to Section 2 hereof), and a futures commissions merchant, relating to compliance with the rules of the Commodity Futures Trading Commission and/or of any contract market or commodities exchange or similar organization, regarding futures margin account deposits or payments in connection with futures transactions by the Fund; and

     14. For any other proper purpose, but only upon receipt of proper instructions specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom delivery of such securities shall be made.

     C. REGISTRATION OF SECURITIES Securities held by the Custodian (other than bearer securities) for the account of the Fund shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian, or in the name or nominee name of any agent appointed pursuant to Paragraph K hereof, or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, or in the name or nominee name of The Depository Trust Company or Participants Trust Company or Approved Clearing Agency or Federal Book-Entry System or Approved Book-Entry System for Commercial Paper; provided, that securities are held in an account of the Custodian or of such agent or of such subcustodian containing only assets of the Fund or only assets held by the Custodian or such agent or such subcustodian as a custodian or subcustodian or in a fiduciary capacity for customers. All certificates for securities accepted by the Custodian or any such agent or subcustodian on behalf of the Fund shall be in "street" or other good delivery form or shall be returned to the selling broker or dealer who shall be advised of the reason thereof.

     D. BANK ACCOUNTS The Custodian shall open and maintain a separate bank account or accounts in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund. Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved in writing by the Manager. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be subject to withdrawal only by the Custodian in that capacity.

     E. PAYMENT for Shares of the Fund The Custodian shall make appropriate arrangements with the Fund and/or the placement agent for the Fund to enable the Custodian to make certain it promptly receives the securities or other consideration due to the Fund for such new Shares as may be issued or sold from time to time by the Fund, in accordance with the governing documents of the

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                                      -7-

Fund, the Private Placement Memorandum and any procedures adopted by the Fund or the Manager. The Custodian will provide prompt notification to the Fund of any receipt by it of payments for Shares of the Fund and shall take prompt action to register securities received as payment in accordance with Paragraph 3.C hereof.

     F. INVESTMENT OF FEDERAL FUNDS Upon agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties invest in such securities and instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon between the Custodian and the Fund.

     G. COLLECTIONS THE CUSTODIAN shall promptly collect all income and other payments with respect to registered securities held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the securities business, and shall promptly collect all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or agent thereof and shall credit such income, as collected, to the Fund's custodian account. The Custodian shall do all things necessary and proper in connection with such prompt collections and, without limiting the generality of the foregoing, the Custodian shall:

     1. Present for payment all coupons and other income items requiring presentations;

     2. Present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable;

     3. Endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments; and

     4. Credit income from securities maintained in a Securities System or in an Approved Book-Entry System for Commercial Paper at the time funds become available to the Custodian; in the case of securities maintained in The Depository Trust Company funds shall be deemed available to the Fund not later than the opening of business on the first business day after receipt of such funds by the Custodian.

     The Custodian shall notify the Fund as soon as reasonably practicable whenever income due on any security is not promptly collected. In any case in which the Custodian does not receive any due and unpaid income after it has made demand for the same, it shall immediately so notify the Fund in writing, enclosing copies of any demand letter, any written response thereto, and memoranda of all oral responses thereto and to telephonic demands, and await instructions from the Fund; the Custodian shall in no case have any liability for any nonpayment of such income provided the Custodian meets the standard of care set forth in Section 17 hereof. The Custodian shall not be obligated to take legal action for collection unless and until reasonably indemnified to its satisfaction.

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                                      -8-

     The Custodian shall also receive and collect all stock dividends, rights and other items of like nature, and deal with the same pursuant to proper instructions relative thereto.

     H. PAYMENT OF FUND MONEYS Upon receipt of proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of the Fund in the following cases only:

     1. Upon the purchase of securities, participation interests, options, futures contracts, forward contracts and options on futures contracts purchased for the account of the Fund but only (a) against the receipt of:

               (i) such securities registered as provided in Paragraph C hereof or in proper form for transfer; or

               (ii) detailed instructions signed by the Manager regarding the participation interests to be purchased; or

               (iii) written confirmation of the purchase by the Fund of the options, futures contracts, forward contracts or options on futures contracts by the Custodian (or by a subcustodian employed pursuant to Section 2 hereof or by a clearing corporation of a national securities exchange of which the Custodian is a member or by any bank, banking institution or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940 to act as a custodian and which has been designated by the Custodian as its agent for this purpose or by the agent specifically designated in such instructions as representing the purchasers of a new issue of privately placed securities);

(b) in the case of a purchase effected through a Securities System, upon receipt of the securities by the Securities System in accordance with the conditions set forth in Paragraph L hereof; (c) in the case of a purchase of commercial paper effected through an Approved Book-Entry System for Commercial Paper, upon receipt of the paper by the Custodian or subcustodian in accordance with the conditions set forth in Paragraph M hereof; (d) in the case of repurchase agreements entered into between the Fund and another bank or a broker-dealer, against receipt by the Custodian of the securities underlying the repurchase agreement either in certificate form or through an entry crediting the Custodian's segregated, non-proprietary account at the Federal Reserve Bank of Boston with such securities along with written evidence of the agreement by the bank or broker-dealer to repurchase such securities from the Fund; or (e) with respect to securities purchased outside of the United States, in accordance with written procedures agreed to from time to time in writing by the parties hereto;

     2. when required in connection with the conversion, exchange or surrender of securities owned by the Fund as set forth in Paragraph B hereof;

     3. When required for the redemption of Shares of the Fund in accordance with the provisions of Paragraph J hereof;

     4. For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: advisory fees, service fees, interest, taxes, management compensation and expenses, accounting, transfer agent and legal fees, and other operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5. For the payment of any distributions to Shareholders of the Fund declared or authorized by the Fund; and

     6. For any other proper purpose, but only upon receipt of proper instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

     I. LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES Purchased In any and every case where payment for purchase of securities for the account of the Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions signed by the Manager to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian; except that in the case of a repurchase agreement entered into by the Fund with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of (i) the securities in certificate form subject to such repurchase agreement or (ii) written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or (iii) the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry and the written repurchase agreement is received by the Custodian in due course; and except that if the securities are to be purchased outside the United States, payment may be made in accordance with procedures agreed to in writing from time to time by the parties hereto.

     J. PAYMENTS FOR REDEMPTIONS of Shares of the Fund From such funds and/or portfolio securities as may be available for the purpose, but subject to any applicable instructions of the Manager and the current redemption procedures of the Fund, the Custodian shall, upon receipt of written instructions from the Manager, make funds and/or portfolio securities available for payment to holders of Shares who have caused their Shares to be redeemed by the Fund.

     K. APPOINTMENT OF AGENTS BY THE CUSTODIAN The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company (provided such bank or trust company is itself qualified under the Investment Company Act of 1940 to act as a custodian or is itself an eligible foreign custodian within the meaning of Rule 17f-5 under said Act) as the agent of the Custodian to carry out such of the duties and functions of the Custodian described in this Section 3 as the Custodian may from time to time direct; provided, however, that the appointment of any such agent shall not relieve the Custodian of any of its responsibilities or liabilities hereunder, and as between the Fund and the Custodian the Custodian shall be fully responsible for the acts and omissions of any such agent. For the purposes of this Agreement, any property of the Fund held by any such agent shall be deemed to be held by the Custodian hereunder.

     L. DEPOSIT OF FUND PORTFOLIO SECURITIES IN SECURITIES SYSTEMS The Custodian may deposit and/or maintain securities owned by the Fund

         (1)      in The Depository Trust Company;

         (2)      in Participants Trust Company;

         (3)      in any other Approved Clearing Agency;

         (4)      in the Federal Book-Entry System; or

         (5)      in an Approved Foreign Securities Depository

in each case only in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, and at all times subject to the following provisions:

     (a) The Custodian may (either directly or through one or more subcustodians employed pursuant to Section 2) keep securities of the Fund in a Securities System provided that such securities are maintained in a non-proprietary account ("Account") of the Custodian or such subcustodian in the Securities System which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

     (b) The records of the Custodian with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund, and the Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Fund's holdings maintained in each such Securities System.

     (c) The Custodian shall pay for securities purchased in book-entry form for the account of the Fund only upon (i) receipt of notice or advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund only upon (i) receipt of notice or advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all notices or advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be promptly provided to the Fund at its request. The Custodian shall promptly send to the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice of each such transaction, and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Fund on the next business day.

     (d) The Custodian shall promptly send to the Fund any report or other communication received or obtained by the Custodian relating to the Securities System's accounting system, system of internal accounting controls or procedures for safeguarding securities deposited in the Securities System; the Custodian shall promptly send to the Fund any report or other communication relating to the Custodian's internal accounting controls and procedures for safeguarding securities deposited in any Securities System; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Fund and to the Custodian any report or other communication relating to such agent's or subcustodian's internal accounting controls and procedures for safeguarding securities deposited in any Securities System. The Custodian's books and records relating to the Fund's participation in each Securities System will at all times during regular business hours be open to the inspection of the Fund's authorized officers, employees or agents.

     (e) The Custodian shall not act under this Paragraph L in the absence of receipt of proper instructions indicating that the Manager has approved the use of a particular Securities System; the Custodian shall also obtain appropriate assurance from the Manager that it has annually reviewed the continued use by the Fund of each Securities System, and the Fund shall promptly notify the Custodian if the use of a Securities System is to be discontinued; at the request of the Fund, the Custodian will terminate the use of any such Securities System as promptly as practicable.

     (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the Securities System or any other person; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     M. DEPOSIT OF FUND COMMERCIAL Paper in an Approved Book-Entry System for Commercial Paper Upon receipt of proper instructions with respect to each issue of direct issue commercial paper purchased by the Fund, the Custodian may deposit and/or maintain direct issue commercial paper owned by the Fund in any Approved Book-Entry System for Commercial Paper, in each case only in accordance with applicable Securities and Exchange Commission rules, regulations, and no-action correspondence, and at all times subject to the following provisions:

     (a) The Custodian may (either directly or through one or more subcustodians employed pursuant to Section 2) keep commercial paper of the Fund in an Approved Book-Entry System for Commercial Paper ("System"), provided that such paper is issued in book-entry form by the Custodian or subcustodian on behalf of an issuer with which the Custodian or subcustodian has entered into a book-entry agreement and provided further that such paper is maintained in a non-proprietary account ("Account") of the Custodian or such subcustodian in a System which shall not include any assets of the Custodian or such subcustodian or any other person other than assets held by the Custodian or such subcustodian as a fiduciary, custodian, or otherwise for its customers.

     (b) The records of the Custodian with respect to commercial paper of the Fund which is maintained in a System shall identify by book-entry each specific issue of commercial paper purchased by the Fund which is included in the System and shall at all times during regular business hours be open for inspection by the Manager or authorized officers, employees or agents of the Fund. The Custodian shall be fully and completely responsible for maintaining a recordkeeping system capable of accurately and currently stating the Fund's holdings of commercial paper maintained in each such System.

     (c) The Custodian shall pay for commercial paper purchased in book-entry form for the account of the Fund only upon contemporaneous (i) receipt of notice or advice from the issuer that such paper has been issued, sold and transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such purchase, payment and transfer for the account of the Fund. The Custodian shall transfer such commercial paper which is sold or cancel such commercial paper which is redeemed for the account of the Fund only upon contemporaneous (i) receipt of notice or advice that payment for such paper has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer or redemption and payment for the account of the Fund. Copies of all notices, advices and confirmations of transfers of commercial paper for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be promptly provided to the Fund at its request. The Custodian shall promptly send to the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice of each such transaction, and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the System for the account of the Fund on the next business day.

     (d) The Custodian shall promptly send to the Fund any report or other communication received or obtained by the Custodian relating to each System's accounting system, system of internal accounting controls or procedures for safeguarding commercial paper deposited in the System; the Custodian shall promptly send to the Fund any report or other communication relating to the Custodian's internal accounting controls and procedures for safeguarding commercial paper deposited in any System; and the Custodian shall ensure that any agent appointed pursuant to Paragraph K hereof or any subcustodian employed pursuant to Section 2 hereof shall promptly send to the Fund and to the Custodian any report or other communication relating to such agent's or subcustodian's internal accounting controls and procedures for safeguarding securities deposited in any System.

     (e) The Custodian shall not act under this Paragraph M in the absence of receipt of proper instructions indicating that the Manager has approved the use of a particular System; the Custodian shall also obtain appropriate assurance from the Manager that it has annually reviewed the continued use by the Fund of each System, and the Fund shall promptly notify the Custodian if the use of a System is to be discontinued; at the request of the Fund, the Custodian will terminate the use of any such System as promptly as practicable.

     (f) The Custodian (or subcustodian, if the System is maintained by the subcustodian) shall issue physical commercial paper or promissory notes whenever requested to do so by the Fund or in the event of an electronic system failure which impedes issuance, transfer or custody of direct issue commercial paper by book-entry.

     (g) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of any System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or subcustodians or of any of its or their employees or from any failure of the Custodian or any such agent or subcustodian to enforce effectively such rights as it may have against the System, the issuer of the commercial paper or any other person; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the System, the issuer of the commercial paper or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

     N. SEGREGATED ACCOUNT The Custodian shall upon receipt of proper instructions establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Paragraph L hereof, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and any registered broker-dealer (or any futures commission merchant), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of the Commodity Futures Trading Commission or of any contract market or commodities exchange), or of any similar organization or organizations, regarding escrow or deposit or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or U.S. Government securities in connection with options purchased, sold or written by the Fund or futures contracts or options thereon purchased or sold by the Fund, and (iii) for other proper purposes, but only, in the case of clause (iii), upon receipt of proper instructions setting forth the purpose of such segregated account and declaring such purpose to be a proper purpose.

     O. OWNERSHIP CERTIFICATES FOR TAX PURPOSES The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of the Fund held by it and in connection with transfers of securities.

     P. PROXIES The Custodian shall, with respect to the securities held by it hereunder, cause to be promptly delivered to the Fund all forms of proxies and all notices of meetings and any other notices or announcements or other written information affecting or relating to the securities, and upon receipt of proper instructions shall execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of the securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

     Q. COMMUNICATIONS RELATING TO FUND PORTFOLIO SECURITIES The Custodian shall deliver promptly to the Fund all written information (including, without limitation, pendency of call and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers and other persons relating to the securities and participation interests being held for the Fund. With respect to tender or exchange offers, the Custodian shall deliver promptly to the Fund all written information received by the Custodian from issuers and other persons relating to the securities and participation interests whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

     R. EXERCISE OF RIGHTS: TENDER OFFERS In the case of tender offers, similar offers to purchase or exercise rights (including, without limitation, pendency of calls and maturities of securities and participation interests and expirations of rights in connection therewith and notices of exercise of call and put options and the maturity of future contracts) affecting or relating to securities and participation interests held by the Custodian under this Agreement, the Custodian shall have responsibility for promptly notifying the Fund of all such offers in accordance with the standard of reasonable care set forth in Section 8 hereof. For all such offers for which the Custodian is responsible as provided in this Paragraph R, the Fund shall have responsibility for providing the Custodian with all necessary instructions in a timely fashion. Upon receipt of proper instructions, the Custodian shall timely deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian or any subcustodian employed pursuant to
Section 2 hereof. Upon receipt of proper instructions, the Custodian shall timely deposit securities upon invitations for tenders of securities upon proper receipt therefor and upon receipt of assurances satisfactory to the Custodian that the consideration to be paid or delivered or the tendered securities are to be returned to the Custodian or subcustodian employed pursuant to Section 2 hereof. Notwithstanding any provision of this Agreement to the contrary, the Custodian shall take all necessary action, unless otherwise directed to the contrary by proper instructions, to comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership, and shall thereafter promptly notify the Fund in writing of such action.

     S. DEPOSITORY RECEIPTS The Custodian shall, upon receipt of proper instructions, surrender or cause to be surrendered foreign securities to the depository used by an issuer of American Depository Receipts or International Depository Receipts (hereinafter collectively referred to as "ADRs") for such securities, against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Custodian that the depository has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of a nominee of the Custodian or in the name or nominee name of any subcustodian employed pursuant to Section 2 hereof, for delivery to the Custodian or such subcustodian at such place as the Custodian or such subcustodian may from time to time designate. The Custodian shall, upon receipt of proper instructions, surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the securities underlying such ADRs to the Custodian or to a subcustodian employed pursuant to Section 2 hereof.

     T. INTEREST BEARING CALL OR TIME DEPOSITS The Custodian shall, upon receipt of proper instructions, place interest bearing fixed term and call deposits with the banking department of such banking institution (other than the Custodian) and in such amounts as the Fund may designate. Deposits may be denominated in U.S. Dollars or other currencies. The Custodian shall include in its records with respect to the assets of the Fund appropriate notation as to the amount and currency of each such deposit, the accepting banking institution and other appropriate details and shall retain such forms of advice or receipt evidencing the deposit, if any, as may be forwarded to the Custodian by the banking institution. Such deposits shall be deemed portfolio securities of the Fund for the purposes of this Agreement, and the Custodian shall be responsible for the collection of income from such accounts and the transmission of cash to and from such accounts.

     U. ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY The Custodian may, in its discretion, without express authority from the Fund:

     1. make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided, that all such payments shall be accounted for by the Custodian to the Fund;

     2. surrender securities in temporary form for securities in definitive form;

     3. endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

     4. in general, attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Fund.

4. Duties of Bank with Respect to Books of Account and Calculations of Net Asset Value
     ---------------------------------------------------------------------------

     The Bank shall as Agent (or as Custodian, as the case may be) keep such books of account (including records showing the adjusted tax costs of the Fund's portfolio securities) and render as at the close of business on each day a detailed statement of the amounts received or paid out and of securities received or delivered for the account of the Fund during said day and such other statements, including a daily trial balance and inventory of the Fund's portfolio securities; and shall furnish such other financial information and data as from time to time requested by the Manager of the Fund; and shall compute and determine, as of the close of business of the New York Stock Exchange, or at such other time or times as the Manager may determine, the net asset value of a Share of the Fund, such computation and determination to be made in accordance with the governing documents of the Fund and the authorizations and instructions of the Manager at the time in force and applicable, and promptly notify the Fund and its investment adviser and such other persons as the Fund may request of the result of such computation and determination. In computing the net asset value the Custodian may rely upon security quotations received by telephone or otherwise from sources or pricing services designated by the Fund by proper instructions, and may further rely upon information furnished to it by any authorized officer of the Manager of the Fund relative (a) to liabilities of the Fund not appearing on its books of account, (b) to the existence, status and proper treatment of any reserve or reserves, (c) to any procedures established by the Manager regarding the valuation of portfolio securities, and (d) to the value to be assigned to any bond, note, debenture, Treasury bill, repurchase agreement, subscription right, security, participation interests or other asset or property for which market quotations are not readily available.

5.   Records and Miscellaneous Duties
     --------------------------------

     The Bank shall create, maintain and preserve all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, as if such act were applicable, with particular attention to Section 31 thereof and Rules 3la-1 and 3la-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All books of account and records maintained by the Bank in connection with the performance of its duties under this Agreement shall be the property of the Fund, shall at all times during the regular business hours of the Bank be open for inspection by authorized officers, employees or agents of the Manager of the Fund, and in the event of termination of this Agreement shall be delivered to the Fund or to such other person or persons as shall be designated by the Fund. Disposition of any account or record after any required period of preservation shall be only in accordance with specific instructions received from the Fund. The Bank shall assist generally in the preparation of reports to shareholders, to federal and state securities regulators (if any such reports are required to be filed therewith) and to others, audits of accounts, and other ministerial matters of like nature; and, upon request, shall furnish the Fund's auditors with an attested inventory of securities held with appropriate information as to securities in transit or in the process of purchase or sale and with such other information as said auditors may from time to time request. The Custodian shall also maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic verifications (including sampling counts at the Custodian) of certificates representing bonds and other securities for which it is responsible under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. The Bank shall not disclose or use any books or records it has prepared or maintained by reason of this Agreement in any manner except as expressly authorized herein or directed by the Fund, and the Bank shall keep confidential any information obtained by reason of this Agreement.

6. Opinion of Fund's Independent Public Accountants
   ------------------------------------------------

     The Custodian shall take all reasonable action, as the Fund may from time to time request, to enable the Fund to obtain from year to year favorable opinions from the Fund's independent public accountants with respect to its activities hereunder.

7. Persons Having Access to Assets of the Fund
   -------------------------------------------

     (i) No trustee, director, manager, officer, employee, member or agent of the Fund or the Manager shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Custodian who holds any similar position with the Fund or the investment adviser of the Fund shall have access to the assets of the Fund.

     (ii) Access to assets of the Fund held hereunder shall only be available to duly authorized officers, employees, representatives or agents of the Custodian or other persons or entities for whose actions the Custodian shall be responsible to the extent permitted hereunder, or to the Fund's independent public accountants in connection with their auditing duties performed on behalf of the Fund.

     (iii) Nothing in this Section 7 shall prohibit any officer, employee or agent of the Manager of the Fund or of the investment adviser of the Fund from giving instructions to the Custodian or executing a certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (i) of this Section 7.

8. Terms of Appointment and Duties of the Bank as Transfer Agent
   -------------------------------------------------------------

     A. Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints the Bank to act as, and the Bank agrees to act as, transfer agent for the Fund's authorized and issued Shares, dividend disbursing agent and agent in connection with the purchase and redemption plans provided to the Shareholders and set out in the Private Placement Memorandum.

     B. The Bank agrees that it will perform the following services:

     (a) In connection with procedures established from time to time by agreement between the Fund and the Bank, the Bank shall:

          (i) Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Custodian;

          (ii) Pursuant to purchase orders, issue the appropriate amount of Shares and hold such Shares in the appropriate Shareholder accounts;

          (iii)Receive  for  acceptance,   redemption  requests  and  redemption
               directions and deliver the appropriate documentation therefor to the Custodian;

          (iv) At the appropriate time as and when it receives monies or portfolio securities paid or delivered to it by the Custodian with respect to any redemption, pay over or deliver or cause to be paid over in the appropriate manner such monies or portfolio securities as instructed by the redeeming Shareholders;

          (v) Prepare and transmit payments for dividends and distributions declared by the Fund;

          (vi) Create and maintain all necessary records, and make available during regular business hours all records for inspection, as set forth in Section 13; and

          (vii)Record the issuance of Shares of the Fund and maintain a record of the total amount of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also provide the Fund on a regular basis with the total amount of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund. In connection with the closings of the Fund, the Bank will notify the Fund and each Shareholder of the Fund participating in a closing, promptly of the number of full and fractional Shares held by such Shareholder.

     (b) In addition to and not in lieu of the services set forth in the above paragraph (a) or in any schedule hereto the Bank shall:

          (i) perform all of the customary services of a transfer agent, distribution disbursing agent and, as relevant, agent in connection with purchase and redemption plans, including but not limited to: maintaining all Shareholder accounts and records (including capital accounts for Undivided Shares, Preferred Shares and Common Shares required to be maintained by the Fund by the Fund's Limited Liability Company Agreement; and tax basis accounts and any other account required in order to comply with
               Section 704(c) of the Internal Revenue Code); making all allocations to and adjustments in the shareholder accounts and records in accordance with the Fund's Limited Liability Company Agreement and Private Placement Memorandum; mailing proxy materials; receiving and tabulating proxies; mailing Shareholder reports to current Shareholders; withholding taxes on all Shareholder accounts, including non-resident alien accounts; and preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of
               Shares and other confirmable transactions in Shareholder accounts; and

          (ii) perform such other duties and functions as may from time to time be agreed in writing.

9. Sale of Fund Shares
   -------------------

     Whenever the Fund shall sell or cause to be sold any Shares, the Fund shall deliver or cause to be delivered to the Bank a document duly specifying: (i) the amount of Shares sold, trade date, and price; and (ii) the amount of money or portfolio securities to be delivered to the Custodian for the sale of such Shares.

     B. The Bank will, upon receipt by it of payment identified by it as an investment in Shares and drawn or endorsed to the Bank as agent for, or identified as being for the account of, the Fund, promptly deposit such payment to the appropriate account postings necessary to reflect the investment. The Bank will notify the Fund, or its designee, and the Custodian of all purchases and related account adjustments.

     C. Under procedures as established by mutual agreement between the Fund and the Bank, the Bank shall issue to the purchaser or its authorized agent such Shares as it is entitled to receive, based on the appropriate net asset value of the Fund's Shares, determined in accordance with applicable procedures of the Fund and, if any, applicable Federal law or regulation. In issuing Shares to a purchaser or its authorized agent, the Bank shall be entitled to rely upon the latest directions, if any, previously received by the Bank from the purchaser or its authorized agent concerning the delivery of such Shares.

     D. The Bank shall not be required to issue any Shares of the Fund where it has received a written instruction from the Fund or the Fund's placement agent or written notification from any appropriate Federal or state authority that the sale of the Shares of the Fund has been suspended or discontinued, and the Bank shall be entitled to rely upon such written instructions or written notification.

     E. Upon the issuance of any Shares in accordance with the foregoing provisions of this Section 9, the Bank shall not be responsible for the payment of any original issue or other taxes required to be paid by the Fund in connection with such issuance.

     F. The Bank may establish such additional rules and regulations governing the transfer or registration of Shares as it may deem advisable and consistent with such rules and regulations generally adopted by transfer agents.

10. Redemption Procedures
    ---------------------

     Shares of the Fund may be redeemed in accordance with the procedures set forth in the Private Placement Memorandum or otherwise adopted by the Fund, and the Bank will duly process all redemption requests. The Bank reserves the right to refuse to redeem Shares until it is satisfied that the requested redemption is legally authorized, and it shall incur no liability for the refusal, in good faith, to make redemptions which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis for any claims adverse to such transfer or redemption consistent with applicable law, including the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time.

11. Distributions
    -------------

     A. The Fund will promptly notify the Bank of the making of any distribution. The Fund shall furnish to the Bank proper instructions: (i) authorizing the making of a distribution on a specified periodic basis and authorizing the Bank to rely on oral instructions or proper instructions specifying the date of the making of such distribution, the date of payment thereof, the record date as of which the Shareholders entitled to payment shall be determined and the amount payable per Share to the Shareholders of record as of that date and the total amount payable to the Bank on the payment date, or
(ii) setting forth the date of the making of any distribution by the Fund, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, and the amount payable per Share to the Shareholders of record as of that date and the total amount payable to the Bank on the payment date.

     B. The Bank, on behalf of the Fund, shall instruct the Custodian to place in a disbursing account funds equal to the cash amount of any distribution to be paid out. The Bank will calculate, prepare and credit such distribution to the account of, Fund Shareholders, and maintain and safeguard all underlying records.

     C. The Bank will maintain all records necessary to reflect the crediting of distributions which are reinvested in Shares of the Fund.

     D. If the Bank shall not receive from the Custodian sufficient cash to make payment to all Shareholders of the Fund as of the record date, the Bank shall, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until such sufficient cash is provided to the Bank.

12. Taxes
    -----

     It is understood that the Bank shall file such appropriate information returns concerning tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Fund and shall withhold such sums as are required to be withheld by applicable law.

13. Books and Records
    -----------------

     A. The Bank shall keep records relating to the services it performs as Custodian and Transfer Agent hereunder, in the form and manner as it may deem advisable. The Bank shall maintain records showing for each Shareholder's account the following: (i) names, addresses and tax identification numbers, if any; (ii) amount of Shares held; (iii) historical information regarding the account of each Shareholder, including all transactions properly reflected in a Shareholder's account; (iv) any stop or restraining order placed against a
Shareholder's account; (v) information with respect to withholdings; (vi) any distribution reinvestment order, distribution address and correspondence relating to the current maintenance of a Shareholder's account; (vii) any information required in order for the Bank to perform the calculations contemplated or required by this Agreement; and (viii) such other information and data as may be required by applicable law. The Bank shall maintain a duplicate copy of such records at the offices of the Fund.

     B. The Bank shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Fund or any person retained by the Fund. Such records may be copied by the Fund or such person retained by the Fund consistent with the confidentiality provisions of Section 13C hereof. Upon reasonable notice by the Fund, the Bank shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Fund, or any person retained by the Fund.

     C. The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law or by the Fund's Limited Liability Company Agreement.

     D. The Bank agrees to maintain or provide for redundant facilities or a compatible configuration and to maintain or provide for backup of the Fund's master and input files and to store such files in a secure off-premises location so that in the event of a power failure or other interruption of whatever cause at the location of such files the Fund's records are maintained intact and transactions can be processed at another location.

     E. Procedures applicable to the services to be performed hereunder may be established from time to time by agreement between the Fund and the Bank. The
Bank shall have the right to utilize any Shareholder accounting and recordkeeping systems which, in its opinion, qualifies to perform any services to be performed hereunder.

14. Fees and Expenses
    -----------------

     A. For the performance by the Bank of all services pursuant to this Agreement, the Fund agrees to pay the Bank the fees as mutually agreed upon in writing. In case of initiation or termination of the Agreement during any month with respect to the Fund, the fee for that month shall be based on the number of calendar days during which it is in effect. In addition, the Fund agrees to reimburse the Bank for out-of-pocket expenses or advances incurred by the Bank for the items set out in a writing agreed to by the parties hereto. Such fees and out-of-pocket expenses may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

     B. The Fund agrees to pay all fees and reimbursable expenses within five days following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

15. Representations and Warranties of the Bank
    ------------------------------------------

     The Bank represents and warrants to the Fund that:

     A. It is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts.

     B. It is empowered under applicable laws and by its charter and By-laws to enter into and perform this Agreement.

     C. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     D. It has and will continue to have or its agents or subcontractors have and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

     E. The various procedures and systems which it has implemented with regard to the safeguarding from loss or damage attributable to fire, theft or any other cause of the Fund's records and other data and the Bank's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder.

16. Representations and Warranties of the Fund
    ------------------------------------------

     The Fund represents and warrants to the Bank that:

     A. It is a limited liability company duly organized and existing under the laws of the State of Delaware.

     B. It is empowered under applicable laws and by its Limited Liability Company Agreement to enter into and perform this Agreement.

     C. All proceedings required by said Limited Liability Company Agreement have been taken to authorize it to enter into and perform this Agreement.

17. Indemnification
    ---------------

     A. The Bank shall not be responsible for, and the Fund shall indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

     (a) All actions taken or omitted to be taken by the Bank or its agents or subcontractors in good faith in reliance on or use by the Bank or its agents or subcontractors of information, records and documents which
          (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

     (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Fund hereunder.

     (c) So long as and to the extent that it is in the exercise of reasonable care, the Bank's reliance on any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

     (d) The offer or sale of Shares in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any Federal agency or any state with respect to the offer or sale of such Shares in such state.

     (e) Indemnification under this Agreement shall not apply to actions or omissions of the Bank or its directors, officers, employees, agents or subcontractors in cases of its own negligence, willful misconduct, bad faith, or reckless disregard of its duties or their own duties hereunder or which arise out of the breach of any representation or warranty of the Bank hereunder.

     B. The Bank shall indemnify and hold the Fund harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of any action or failure or omission to act by the Bank as a result of the Bank's negligence, willful misconduct, bad faith or reckless disregard of its duties or which arise out of the breach of any representation or warranty of the Bank hereunder.

     C. At any time the Bank may apply to the Fund for instructions, and may consult with legal counsel (which may be legal counsel for the Fund) with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable for any action taken or omitted by it in good faith reliance upon such written instructions or upon the written opinion of such counsel. The Bank, its agents and subcontractors shall not be liable for acting upon any paper or document furnished to the Bank, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided by the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund.

     D. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable to the other for any damages resulting from such failure to perform or otherwise from such causes.

     E. In order that the indemnification provisions contained in this Section 17 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

18. Covenants of the Fund
    ---------------------

     The Fund shall promptly furnish to the Bank the following if requested by the Bank:

     (a) A certificate of the Manager stating that the Fund has authorized the appointment of the Bank and the execution and delivery of this Agreement.

     (b) A copy of the Limited Liability Company Agreement and all amendments thereto.

     (c) Copies of instructions of the Manager designating authorized persons to give instructions to the Bank.

     (d) Certificates as to any change in the Manager or in any authorized persons of the Manager.

     (e) A list of Shareholders of the Fund with the name, address and tax identification number of each Shareholder, and the amount of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stops have been placed, together with the reasons for said stops, and the amount of Shares redeemed by the Fund.

     (f) An opinion of counsel for the Fund with respect to the validity of the Shares and the status of such Shares under the Securities Act of 1933.

     (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties.

19. Termination of Agreement
    ------------------------

     A. Effective Period, Termination and Amendment; Successor Custodian
        ----------------------------------------------------------------

     This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual written agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, that the Fund may at any time by action of its Manager, (i) substitute another bank or trust company for the Custodian and/or Transfer Agent by giving notice as described above to the Bank, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Bank by the Federal Deposit Insurance Corporation or by the Banking Commissioner of the Commonwealth of Massachusetts or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination of this Agreement, the Fund shall pay to the Bank such compensation as may be due as of the date of such termination and shall likewise reimburse the Bank for its costs, expenses and disbursements.

     The Manager shall, forthwith, upon giving or receiving notice of termination of this Agreement or the termination of the Custodian as Custodian Recorder, appoint as successor custodian, a bank or trust company having such qualifications as the Manager deems necessary or appropriate. The Bank, as Custodian, Agent or otherwise, shall, upon termination of this Agreement, deliver to such successor custodian, all securities then held hereunder and all funds or other properties of the Fund deposited with or held by the Bank hereunder and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. In the event that no written order designating a successor custodian shall have been delivered to the Bank on or before the date when such termination shall become effective, then the Bank shall not deliver the securities, funds and other properties of the Fund to the Fund but shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts of its own selection, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than $2,000,000, all funds, securities and properties of the Fund held by or deposited with the Bank, and all books of account and records kept by the Bank pursuant to this Agreement, and all documents held by the Bank relative thereto. Thereafter such bank or trust company shall be the successor of the Custodian under this Agreement.

20. Assignment
    ----------

     A. Except as provided in Section 20C below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

     B. This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

     C. The Bank may, without further consent on the part of the Fund, subcontract for the performance and of any of the services to be provided hereunder including, but not limited to, proxy solicitation and tabulation, bulk mailings and insertions, and microfiche copying, provided that the Bank shall remain liable hereunder.

21. Amendment
    ---------

     This Agreement may be amended or modified by a written agreement duly authorized and executed by both parties.

22. Merger of Agreement and Severability
    ------------------------------------

     A. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

     B. In the event any provision of this Agreement shall be held unenforceable or invalid for any reason, the remainder of this Agreement shall remain in full force and effect.

23. Limitation of Liability of the Manager and Shareholders
    -------------------------------------------------------

     It is understood and expressly stipulated that neither the Shareholders nor the Manager or its Trustee or officers shall be personally liable hereunder. This Agreement is executed on behalf of the Fund by Eaton Vance Management in its capacity as Manager, and not in its individual capacity.

24. Interpretive and Additional Provisions
    --------------------------------------

     In connection with the operation of this Agreement, the Bank and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as they in their joint opinion deem consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing instruments of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

25. Notices
    -------

     Notices and other writings delivered or mailed postage prepaid to the Fund addressed to 255 State Street, Boston, Massachusetts 02109, or to such other address as the Fund may have designated to the Bank, in writing, or to Investors Bank & Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, shall be deemed to have been properly delivered or given hereunder to the respective addressees.

26. Massachusetts Law to Apply
    --------------------------

     This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed on its behalf as of the day and year first above written.


                                       BELPORT CAPITAL FUND LLC


                                       By:  EATON VANCE MANAGEMENT,
                                             Manager


                                       By:   /s/ Alan R. Dynner
                                            ------------------------------------
                                       Name:    Alan R. Dynner
                                            ------------------------------------

                                       Title:   Vice President
                                            ------------------------------------


                                       INVESTORS BANK AND TRUST COMPANY


                                       By:  /s/ Andrew M. Nesvet
                                            ------------------------------------
                                       Name:    Andrew M. Nesvet
                                            ------------------------------------
                                       Title:   Senior Director
                                             -----------------------------------